                                                           EXHIBIT 2



                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of October 17, 1997, among Big Flower Press Holdings, Inc., a Delaware corporation (the "Company"), Big Flower Holdings, Inc., a Delaware corporation ("BFHI") and a direct, wholly-owned subsidiary of the Company, and Big Flower Merger Co., a Delaware corporation ("Mergeco") and a direct, wholly-owned subsidiary of BFHI.

                                    RECITALS

      WHEREAS, (A) as of the close of business on October 3, 1997, the authorized capital stock of the Company consisted of (i) 50,000,000 shares of common stock, par value $0.01 per share ("Company Common Stock"), of which 18,485,696 shares were issued and outstanding, 4,499,346 shares were reserved for issuance under the Company's Restated 1993 Stock Award and Incentive Plan, up to 1,000,000 shares were reserved for issuance in connection with the acquisition of Columbine JDS Systems, Inc., up to 21,668 shares were reserved for issuance in exchange for shares of Scanforms, Inc., and no shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which none is outstanding but 250,000 shares have been designated as Series A Junior Preferred Stock ("Company Series A Preferred Stock"), (B) on October 14, 1997 a further 4,000,000 shares of Company Common Stock were reserved for issuance upon conversion of the Company's Convertible Subordinated Debentures Due 2007.

      WHEREAS, as of the date hereof, the authorized capital stock of BFHI consists of (i) 50,000,000 shares of common stock, par value $0.01 per share ("BFHI Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which none is outstanding but 250,000 shares have been designated as Series A Junior Preferred Stock ("BFHI Series A Preferred Stock").

      WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions thereof, of the BFHI Series A Preferred Stock and the BFHI Common Stock are the same as those of the Company Series A Preferred Stock and the Company Common Stock, respectively.

      WHEREAS, the Restated Certificate of Incorporation and the By-laws of BFHI immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Restated Certificate of Incorporation and By-laws of the Company immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

      WHEREAS, the directors of the Company immediately prior to the Merger (as hereinafter defined) will be the directors of BFHI as of the Effective Time.

      WHEREAS, BFHI and Mergeco are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

      WHEREAS, the Company desires to create a new holding company structure by merging Mergeco with and into the Company with the Company being the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"), and converting each outstanding share of Company Common Stock into one share of BFHI Common Stock, all in accordance with the terms of this Agreement.

      WHEREAS, the Boards of Directors of BFHI, Mergeco and the Company have approved this Agreement and the merger of Mergeco with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

      WHEREAS, pursuant to authority granted by the Board of Directors of the Company, the Company will, immediately prior to the Effective Time, contribute to the capital of BFHI any shares of Company Common Stock then held by the Company in its treasury.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, BFHI and Mergeco hereby agree as follows:


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                                    ARTICLE I
                                   THE MERGER

      Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, Mergeco shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

      Section 1.2 Effective Time. The Merger shall become effective upon the filing, on or after the date hereof and on or before October 20, 1997, of a copy of this Agreement with the Secretary of State of the State of Delaware (the time of such filing being referred to herein as the "Effective Time").

      Section 1.3 Restated Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time:

            (a) Article FOURTH thereof shall be amended so as to read in its entirety as follows:

            "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue shall be three thousand (3,000), consisting of three thousand (3,000) shares of Common Stock, par value $0.01 per share. No shares of the previously designated Series A Junior Preferred Stock having been issued, such series is hereby terminated and all matters set forth in this certificate of incorporation with respect to such series are hereby eliminated from this certificate of incorporation. No shares of the Class B Common Stock remaining outstanding, the Class B Common Stock has been terminated and all matters set forth in this certificate of incorporation with respect to such series have been eliminated from this certificate of incorporation."


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

            (b) A new Article EIGHTH shall be added thereto which shall be and read in its entirety as follows:

      "EIGHTH: Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Big Flower Holdings, Inc., a Delaware corporation, or any successor thereto by merger, so long as such corporation or its successor is the ultimate parent, directly or indirectly, of this Corporation, by the same vote that is required by the General Corporation Law of the State of Delaware and/or the certificate of incorporation of this Corporation. For the purposes of this Article Eighth, the term "parent" shall mean a corporation that owns, directly or indirectly, at least a majority of the outstanding capital stock of this Corporation entitled to vote in the election of directors of this Corporation without regard to the occurrence of any contingency."

      Section 1.4 By-laws. From and after the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

      Section 1.5 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

      Section 1.6 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

      Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or


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

appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Mergeco or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Mergeco and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Mergeco and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      Section 1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of BFHI, Mergeco, the Company or the holder of any of the following securities:

            (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one duly issued, fully paid and nonassessable share of BFHI Common Stock.

            (b) Each share of common stock, par value $0.01 per share, of Mergeco issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (c) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.10 herein.


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

      Section 1.9 Preferred Share Purchase Rights.

            (a) In accordance with Section 23 of the Rights Agreement dated as of November 28, 1995, as thereafter amended, between the Company and The Bank of New York, as Rights Agent (the "Company Rights Plan"), each outstanding preferred share purchase right of the Company shall terminate as of the Effective Time.

            (b) BFHI shall, prior to the Effective Time, adopt a preferred share purchase rights plan (the "BFHI Rights Plan") substantially similar in form and substance to the Company Rights Plan and, in accordance therewith, BFHI shall, at the Effective Time but without duplication of BFHI's obligations under the BFHI Rights Plan, issue to each holder of BFHI Common Stock issued pursuant hereto one preferred share purchase right ("BFHI Purchase Right") for each share of BFHI Common Stock issued by it pursuant to Section 1.8(a) herein.

      Section 1.10 No Surrender of Certificates; Stock Transfer Books. At the Effective Time, the designations, rights, powers and privileges, and qualifications, limitations and restrictions thereof, of the capital stock of BFHI will, in each case, be identical with those of the Company immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of BFHI Common Stock.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

      Section 2.1 Assumption of Plan and Severance Agreement. BFHI and the Company hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which BFHI will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to (x) the Company's Restated 1993 Stock Award and Incentive Plan ("the Plan") and (y) the Executive Change in Control Severance Agreement, dated January 6, 1997 (the "Severance

Agreement"), by and between Big Flower Press Holdings, Inc. and Richard L. Ritchie.

      Section 2.2 Reservation of Shares. On or prior to the Effective Time, BFHI will reserve sufficient shares of BFHI Common Stock to provide for the issuance of BFHI Common Stock upon exercise of options outstanding under the Plan, in connection with the acquisition of Columbine JDS Systems Inc. and in exchange for shares of Scanforms, Inc., and will reserve a number of shares of BFHI Series A Preferred Stock sufficient to provide for the issuance thereof upon exercise of BFHI Purchase Rights.

                                   ARTICLE III
                              CONDITIONS OF MERGER

      Section 3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

      (a) The BFHI Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

      (b) BFHI shall have adopted the BFHI Rights Plan and passed a resolution declaring a dividend of one BFHI Purchase Right for each share of BFHI Common Stock, the BFHI Purchase Rights to be issued in conjunction with the issuance of BFHI Common Stock pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

      (c) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

      (d) Sullivan & Cromwell, special tax counsel to the Company, shall not have withdrawn its opinion that holders of Company Common Stock will not recognize gain or loss for


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

United States federal income tax purposes as a result of the Merger.

                                   ARTICLE IV
                                    COVENANTS

      Section 4.1 Election of Directors. Effective as of the Effective Time, the Company, in its capacity as the sole stockholder of BFHI, will, if necessary to comply with Section 251(g) of the DGCL, remove each of the then directors of BFHI, cause the board of directors of BFHI to effect such amendments to the bylaws of BFHI as are necessary to increase the number of directors of BFHI to equal the number of directors of the Company immediately prior to the Effective Time, and elect each person who is then a member of the board of directors of the Company as a director of BFHI, each of whom shall serve until the next annual meeting of stockholders of BFHI and until his successor shall have been elected and qualified.

      Section 4.2 Listing of BFHI Common Stock. BFHI will use its best efforts to obtain, at or before the Effective Time, authorization to list, upon official notice of issuance, on the New York Stock Exchange BFHI Common Stock issuable pursuant to the Merger and BFHI Purchase Rights issuable in conjunction therewith.

      Section 4.3 The Plan. The Company and BFHI will take or cause to be taken all actions necessary or desirable in order for BFHI to assume the Plan and to assume (or become a participating employer in) each other existing employee benefit plan and agreement of the Company, with or without amendments, or to adopt comparable plans, including, without limitation, the Severance Agreement, all to the extent deemed appropriate by the Company and BFHI and permitted under applicable law.

      Section 4.4 Change in Capitalization. Prior to the Effective Time, BFHI and the Company will take all action necessary or desirable under the DGCL to designate 250,000 shares of Preferred Stock of BFHI as Series A Junior Preferred Stock having terms and provisions substantially similar to those of the Company's Series A Junior Preferred Stock.

      Section 4.5 Contribution of Treasury Stock. Immediately prior to the Effective Time, the Company will


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

contribute to the capital of BFHI any shares of Company Common Stock then held in the treasury of the Company.

      Section 4.6 Contribution of Outstanding BFHI Stock. At the Effective Time, the Company will contribute to the capital of BFHI all shares of BFHI Common Stock and all BFHI Purchase Rights outstanding immediately prior to the Merger and owned of record and beneficially by the Company.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

      Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, the Board of Directors of BFHI or the Board of Directors of Mergeco if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, BFHI or Mergeco nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

      Section 5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

      Section 6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

      Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

      Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.


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

      IN WITNESS WHEREOF, BFHI, Mergeco and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     BIG FLOWER PRESS HOLDINGS, INC.


                                     By:________________________________
                                        Name:  Irene B. Fisher
                                        Title: Vice President and
                                               Associate General Counsel


                                     BIG FLOWER HOLDINGS, INC.


                                     By: _______________________________
                                         Name:  Irene B. Fisher
                                         Title: Vice President and
                                                Associate General Counsel


                                     BIG FLOWER MERGER CO.


                                     By: _______________________________
                                         Name:  Irene B. Fisher
                                         Title: Vice President and
                                                Associate General Counsel


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

      I, Mark A. Angelson, Executive Vice President, General Counsel and Secretary of the Board of Directors of Big Flower Press Holdings, Inc. do hereby certify that the Board of Directors of Big Flower Press Holdings, Inc. has approved and adopted this Agreement by duly authorized written consent dated October 14, 1997.



                                       -----------------------------------
                                       Name:  Mark A. Angelson
                                       Title: Executive Vice President,
                                              General Counsel and Secretary of
                                              the Board of Directors


      I, Mark A. Angelson, Executive Vice President, General Counsel and Secretary of the Board of Directors of Big Flower Holdings, Inc. do hereby certify that the Board of Directors of Big Flower Holdings, Inc. has approved and adopted this Agreement by duly authorized written consent dated October 14, 1997.


                                       -----------------------------------
                                       Name:  Mark A. Angelson
                                       Title: Executive Vice President,
                                              General Counsel and Secretary of
                                              the Board of Directors


      I, Mark A. Angelson, Executive Vice President, General Counsel and Secretary of the Board of Directors of Big Flower Merger Co. do hereby certify that the Board of Directors of Big Flower Merger Co. has approved and adopted this Agreement by duly authorized written consent dated October 14, 1997.


                                       -----------------------------------
                                       Name:  Mark A. Angelson
                                       Title: Executive Vice President,
                                              General Counsel and Secretary of
                                              the Board of Directors


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

                          CERTIFICATE OF THE SECRETARY
                                       OF
                              BIG FLOWER MERGER CO.

      I, Mark A. Angelson, the Secretary of Big Flower Merger Co., hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of said corporation, was duly approved and adopted at a meeting of the stockholders of Big Flower Merger Co. held on October 17th, 1997 by the holders of a majority of the outstanding stock entitled to vote thereon.

      Witness my hand and seal of said Big Flower Merger Co. on October 17, 1997.



                                       ---------------------------------
                                       Mark A. Angelson
                                       Secretary


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

                          CERTIFICATE OF THE SECRETARY
                                       OF
                         BIG FLOWER PRESS HOLDINGS, INC.

      I, Mark A. Angelson, the Secretary of Big Flower Press Holdings, Inc., hereby certify that the Agreement of Merger to which this certificate is attached has been adopted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and that the conditions of the first sentence of such subsection have been met.

      Witness my hand and seal of said Big Flower Merger Co. on October 17, 1997.



                                       ---------------------------------
                                       Mark A. Angelson
                                       Secretary


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